EXHIBIT 10.2

AMENDMENT TO STOCK PURCHASE AGREEMENTS

This AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Amendment Agreement”) by and between IA GLOBAL, INC., a Delaware corporation (the “Company”), and Inter Asset Japan LBO No.1 Fund (Voluntary Partnership) (the “Purchaser”) is entered into as of November 4, 2009.

WHEREAS, the Company and Purchaser entered into Stock Purchase Agreements on August 2, 2009 and August 17, 2009 (“Stock Purchase Agreements”).

WHEREAS, the Purchaser agreed to invest $2,410,000 with an option to invest an addition $2 million in the Company subject to the terms and conditions included in the Stock Purchase Agreements.

WHEREAS, the Company and Purchaser have agreed to this Amendment Agreement.

NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree to the following amendments:

III.	REGISTRATION RIGHTS/ NYSE AMEX APPROVAL

3.1 NYSE Amex Registration.

IV.	REGISTRATION RIGHTS/ NYSE AMEX APPROVAL

4.1 NYSE Amex Registration.

Purchaser agrees that only 19.9% of 219,453,289 or 43,631,144 shares of common stock can be issued until shareholder approval of the Stock Purchase Agreements is obtained at the next Stockholder Meeting, which is currently scheduled for December 18, 2009.

This November 4, 2009 Amendment to Stock Purchase Agreements, the August 2, 2009 Stock Purchase Agreement and the August 17, 2009 Stock Purchase Agreement represent the entire agreements of the Company and Purchaser with respect to the matters set forth herein. Except as expressly amended by this Amendment to Stock Purchase Agreements, the Stock Purchase Agreements dated August 2, 2009 and August 17, 2009 remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.

IA Global, Inc.

/s/ Mark Scott

By: Mark E. Scott

Title: Chief Financial Officer

Inter Asset Japan LBO No.1 Fund (Voluntary Partnership)

/s/ Hiroki Isobe

By: Hiroki Isobe

Title: